Exhibit (a)(i)(B)

SCHEDULE A

DATED MARCH 10, 2025

TO

SECOND AMENDED AND RESTATED AGREEMENT AND DECLARATION OF TRUST

OF

FUNDVANTAGE TRUST

SCHEDULE OF SERIES AND CLASSES

MUTUAL FUND SERIES

Mutual Fund Series		Classes	Creation Date
1.	Private Capital Management Value Fund	Class A/Class C/Class I/Class R	December 11, 2009
2.	Pacific Capital Tax-Free Securities Fund	Class Y	February 9, 2010
3.	Pacific Capital Tax-Free Short Intermediate Securities Fund	Class Y	February 9, 2010
4.	Polen Growth Fund	Class A1/Class C1/Class T2/Investor Class3,4/Institutional Class	March 26, 2010
5.	EIC Value Fund	Class A/Class C/Institutional Class/Retail Class[5]	December 15, 2010
6.	Gotham Absolute Return Fund	Institutional Class	August 24, 2012
7.	Gotham Enhanced Return Fund	Institutional Class	March 21, 2013
8.	Gotham Neutral Fund	Institutional Class	June 3, 2013
9.	Quality Dividend Fund	Class A/Class C/Institutional Class[6]	June 3, 2013
10.	Pacific Capital U.S. Government Money Market Fund[7]	Institutional Class/Investor Class[8]	September 24, 2013
11.	Polen Global Growth Fund [9]	Class A/Class C/Class T2/Institutional Class/Investor Class[4]	March 21, 2014
12.	Gotham Total Return Fund	Institutional Class	December 17, 2014
13.	Gotham Index Plus Fund[10]	Institutional Class/Class R611/Investor Class[9]	January 8, 2015
14.	Gotham Large Value Fund[12]	Institutional Class	September 17, 2015
15.	Gotham Enhanced 500 Plus Fund[13]	Institutional Class	June 20, 2016
16.	Gotham Hedged Core Fund	Institutional Class	June 20, 2016
17.	Gotham Defensive Long 500 Fund	Institutional Class	August 17, 2016
18.	Polen International Growth Fund	Class A/Class C/Class T2/Institutional Class/Investor Class	September 28, 2016
19.	Gotham Enhanced S&P 500 Index Fund	Institutional Class	December 30, 2016
20.	Polen U.S. Small Company Growth Fund	Investor Class/Institutional Class/Class Y14	June 26, 2017
21.	Polen Emerging Markets Growth Fund[15]	Investor Class/Institutional Class	September 24, 2019
22.	Polen U.S. SMID Company Growth Fund	Investor Class/Institutional Class	January 12, 2021
23.	Ambrus Core Bond Fund[16]	Institutional Class/Investor Class	September 21, 2021
24.	Ambrus Tax-Conscious California Bond Fund[16]	Institutional Class/Investor Class	September 21, 2021
25.	Ambrus Tax-Conscious National Bond Fund[16]	Institutional Class/Investor Class	September 21, 2021
26.	Polen Bank Loan Fund	Investor Class/Institutional Class	March 14, 2022
27.	Polen Upper Tier High Yield Fund	Investor Class/Institutional Class	March 14, 2022
28.	Polen Opportunistic High Yield Fund	Investor Class/Institutional Class/Class Y	February 27, 2023
29.	Polen Growth & Income Fund	Institutional Class	March 13, 2023

Sch. A-1

[1]	On December 18, 2013, Class A Shares and Class C were added.
[2]	On December 19, 2016, Class T shares were added.
[3]	On June 11, 2010, Investor Class Shares were added.
[4]	Prior to September 1, 2015, Investor Class Shares were known as Retail Class Shares.
[5]	On March 24, 2011, Class C and Retail Class were added.
[6]	On June 20, 2013, Institutional Class Shares were added.
[7]	Prior to March 21, 2014, the Pacific Capital U.S. Government Money Market Fund was known as the “BOH Government Money Market Fund.”
[8]	On March 15, 2018, Investor Class shares were added.
[9]	Prior to September 23, 2014, Polen Global Growth Fund was known as the “Polen Capital Global Growth Fund.”
[10]	Prior to March 25, 2015, Gotham Index Plus Fund was known as the “Gotham Index 500 Plus Fund.”
[11]	On June 22, 2017, Class R6 shares were added.
[12]	Prior to September 22, 2015, Gotham Institutional Value Fund was known as the “Gotham Large Value Fund” and prior to August 31,2018, Gotham Large Value Fund was known as the “Gotham Institutional Value Fund.”
[13]	Prior to February 1, 2019, Gotham Enhanced 500 Plus Fund was known as Gotham Enhanced 500 Core Fund and prior to September 28, 2016, Gotham Enhanced 500 Core Fund was known as the “Gotham Enhanced Core Fund.”
[14]	On January 26, 2021, Class Y shares were added.
[15]	Prior to March 13, 2023, the Polen Emerging Markets Growth Fund was known as the Polen Global Emerging Markets Growth Fund
[16]	On June 21, 2022, Investor Class shares were added; and prior to June 21, 2022 the Ambrus Core Bond Fund, Ambrus Tax-Conscious California Bond Fund and Ambrus Tax-Conscious National Bond Fund, were known as the Whittier Core Bond Fund, Whittier California Tax-Conscious Bond Fund, and Whittier National Tax-Conscious Bond Fund, respectively.

Sch. A-2

ETF SERIES:

ETF Series		Creation Date
1.	Polen Floating Rate Income ETF	December 2, 2024
2.	Polen High Income ETF	December 2, 2024
3.	Polen Focus Growth ETF	March 10, 2025

Sch. A-3